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                                                                  Exhibit (p)(4)
                      EXCELSIOR VENTURE INVESTORS III, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                          , 2000
                                ----------

Excelsior Venture Partners III, LLC
114 West 47th Street,
New York, New York  10036
Attention:  David I. Fann

The undersigned hereby subscribes to purchase __________ of limited liability company units of membership interest ("Units") in Excelsior Venture Partners III, LLC, a Delaware limited liability company (the "Portfolio"), and in connection therewith represents as follows:

       1. the principal underwriter of its securities is a broker or dealer registered under the Securities Exchange Act of 1934, as amended;

       2. at the time of the purchase of Units, the Units so subscribed for will be the only investment security held by it;

       3. it will either (a) seek instructions from its security holders with regard to the voting of all proxies with respect to the Units and will vote such proxies only in accordance with such instructions or (b) it will vote the Units held by it in the same proportion as the vote of all other holders of Units;

       4. it will refrain from substituting Units unless the Securities and Exchange Commission shall have approved such substitution in the manner provided in Section 26 of the Investment Company Act of 1940, as amended;

       5. the Units are being acquired for investment and not with a view to distribution thereof, and that it has no present intention to redeem or dispose of the Units;

       6. it is an accredited investor as that term is defined under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder; and

       7. it understands the risks involved in an investment in the Units, has evaluated the risk of investing in the Units and has determined that the Units are a suitable investment.



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                                          EXCELSIOR VENTURE INVESTORS, III, LLC

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Acknowledged and Agreed:
EXCELSIOR VENTURE PARTNERS, III, LLC

By:
   -----------------------------------
   Name:
   Title:


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